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                                                                    Exhibit 23.1


             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report, dated February 27, 1998, accompanying the financial statements and schedules of Ortec International, Inc. (a development stage enterprise) incorporated by reference in this Registration Statement and Prospectus on Form S-3. We hereby consent to the incorporation by reference of the aforementioned report in the Registration Statement of Ortec International, Inc. on Form S-3, and to the use of our name as it appears under the caption "Experts".


/s/ Grant Thorton LLP
---------------------
GRANT THORTON LLP


New York, New York
April 29, 1998